Exhibit 10.4

Execution Version

FOURTH AMENDMENT

TO

CREDIT AGREEMENT

Dated as of November 12, 2013

AMONG

NEW SOURCE ENERGY PARTNERS L.P.,

AS BORROWER,

BANK OF MONTREAL,

AS ADMINISTRATIVE AGENT,

ASSOCIATED BANK, N.A.,

AS SYNDICATION AGENT,

AND

THE LENDERS PARTY HERETO

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”) dated as of November 12, 2013, is among NEW SOURCE ENERGY PARTNERS L.P., a Delaware limited partnership, (the “Borrower”); each of the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and BANK OF MONTREAL, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A. WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of February 13, 2013 (as amended by the First Amendment to Credit Agreement dated February 28, 2013, the Second Amendment to Credit Agreement dated June 25, 2013 and the Third Amendment to Credit Agreement dated October 29, 2013, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower desires to acquire substantially all of the outstanding Equity Interests in (i) MCE, LP, a Delaware limited partnership and (ii) MCE GP, LLC, a Delaware limited liability company, and has requested the Administrative Agent’s and the Lenders’ consent to certain amendments to the Credit Agreement in connection therewith.

C. The Borrower has requested and the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement.

D. NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Fourth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all section and exhibit references in this Fourth Amendment refer to sections or exhibits of the Credit Agreement.

Section 2. Amendment to the Credit Agreement.

2.1 Amendments to Section 1.02.

(a) Clause (a) of the definition of “Consolidated Net Income” is hereby amended and restated in its entirety to read as follows:

(a) the net income of (i) MCE or (ii) any other Person in which the Borrower or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by MCE or such other Person to the Borrower or to a Consolidated Subsidiary, as the case may be; provided that in no event shall the amount of dividends or distributions actually paid in cash during such period by MCE and its subsidiaries to the Borrower or to a Consolidated Subsidiary and included in Consolidated Net Income exceed 25% of Consolidated Net Income for such period (calculated prior to giving effect to such dividends or distributions).

(b) The definition of “Subsidiary” is hereby amended by adding the following to the end of such definition:

; provided that each of MCE, MCE GP and their respective subsidiaries shall be deemed not to be Subsidiaries of the Borrower except for purposes of Section 7.06, Section 7.09, Section 7.10, Section 7.25, Section 8.10, Section 8.15, Section 9.09, Section 9.13 and Section 12.03(b).

(c) The definition of “Agreement” is hereby amended and restated in its entirety to read as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment to Credit Agreement dated as of February 28, 2013, the Second Amendment to Credit Agreement dated as of June 25, 2013, the Third Amendment to Credit Agreement dated as of October 29, 2013 and the Fourth Amendment to Credit Agreement dated as of November 12, 2013, and as the same may from time to time be amended, modified, supplemented or restated.

(d) The following definitions are hereby added where alphabetically appropriate to read as follows:

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement dated as of November 12, 2013, among the Borrower, the Administrative Agent and the Lenders.

“Fourth Amendment Effective Date” has the meaning set forth in Section 3 of the Fourth Amendment.

“MCE” means MCE, LP, a Delaware limited partnership.

“MCE GP” means MCE GP, LLC a Delaware limited liability company.

2.2 Amendment to Section 7.20. Section 7.20 is hereby amended by (i) deleting “and” at the end of clause (c) of the first sentence of such Section 7.20, (ii) adding the word “and” at the end of clause (d) of the first sentence of such Section 7.20 and (iii) adding new clause (e) immediately thereafter to read as follows:

(e) to make Investments in MCE and MCE GP in accordance with Section 9.05(l).

2.3 Amendments to Section 9.05. Section 9.05 is hereby amended by (i) deleting “and” at the end of clause (k) of such Section 9.05, (ii) re-lettering clause (l) to be clause (m) thereof and (iii) by adding the following clause (l) thereto:

(l) Investments made by the Borrower or any Subsidiary in MCE and MCE GP (i) on the Fourth Amendment Effective Date (provided that the cash portion of such Investment on the Fourth Amendment Effective Date shall not exceed $3,800,000 and such cash portion shall be applied by MCE to repay Debt of MCE existing on the Fourth Amendment Effective Date) and (ii) after the Fourth Amendment Effective Date, (A) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and (B) the Borrowing Base Utilization Percentage does not exceed 90% after giving effect to each such Investment, Investments (1) made solely with cash proceeds from the sale of the Borrower’s common Equity Interests (which does not constitute Disqualified Capital Stock),and provided that such Investment is made within three (3) Business Days of the receipt of such cash proceeds by the Borrower or (2) in an aggregate amount not to exceed $5,000,000 during any 12 month period (without regard to any Investments made pursuant to the immediately preceding clause (1)).

Section 3. Conditions Precedent. This Fourth Amendment shall become effective on the date when each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Fourth Amendment Effective Date”):

3.1 The Administrative Agent shall have received from the Lenders and the Borrower counterparts (in such number as may be requested by the Administrative Agent) of this Fourth Amendment signed on behalf of such Person.

3.2 No Default shall have occurred and be continuing as of the Fourth Amendment Effective Date.

3.3 The Administrative Agent shall have received from the Borrower an executed Guaranty Agreement.

3.4 The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.

The Administrative Agent is hereby authorized and directed to declare this Fourth Amendment to be effective (and the Fourth Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted hereby. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Credit Agreement, as amended by this Fourth Amendment, shall remain in full force and effect following the effectiveness of this Fourth Amendment.

4.2 Ratification and Affirmation; Representations and Warranties. The Borrower hereby (a) acknowledges the terms of this Fourth Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect as expressly amended hereby; (c) agrees that from and after the Fourth Amendment Effective Date each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Fourth Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fourth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing and (iii) no event, development or circumstance has occurred which individually or in the aggregate has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

4.3 Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fourth Amendment by telecopy, facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

4.4 No Oral Agreement. This Fourth Amendment, the Credit Agreement, and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties.

4.5 GOVERNING LAW. THIS FOURTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

4.6 Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and reasonable expenses incurred in connection with this Fourth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

4.7 Severability. Any provision of this Fourth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.8 Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.

BORROWER:	NEW SOURCE ENERGY PARTNERS L.P.

By: New Source Energy GP, LLC,
its general partner

	By:	/s/ Kristian B. Kos
Kristian B. Kos
President and Chief Executive Officer

Signature Page to Fourth Amendment to Credit Agreement

ADMINISTRATIVE AGENT:	BANK OF MONTREAL,
as Administrative Agent and Issuing Bank

	By:	/s/ Gumaro Tijerina
	Name:	Gumaro Tijerina
	Title:	Director

Signature Page to Fourth Amendment to Credit Agreement

LENDERS:	BMO HARRIS FINANCING, INC.,
as a Lender

	By:	/s/ Gumaro Tijerina
	Name:	Gumaro Tijerina
	Title:	Director

ASSOCIATED BANK, N.A.,
as a Lender

	By:	/s/ Timothy Brendel
	Name:	Timothy Brendel
	Title:	Senior Vice President

COMMONWEALTH BANK OF AUSTRALIA,
as a Lender

	By:	/s/ Damien Podagiel
	Name:	Damien Podagiel
	Title:	Senior Associate

SOCIETE GENERALE,
as a Lender

	By:	/s/ David Bornstein
	Name:	David Bornstein
	Title:	Director

CIT FINANCE LLC,
as a Lender

	By:	/s/ John Feeley
	Name:	John Feeley
	Title:	Vice President

Signature Page to Fourth Amendment to Credit Agreement